EXHIBIT 99.1

CUSIP# 678046 10 3 NYSE Amex: BQI

NEWS RELEASE

DATE: December 21, 2011

Oilsands Quest Extends Creditor Protection;
Reduces Size of Board of Directors

CALGARY, ALBERTA – Oilsands Quest Inc. (NYSE Amex: BQI) (“Oilsands Quest,” “OQI” or “the Company”) has requested and obtained an extension of the Order from the Alberta Court of Queen’s Bench (the “Court”) providing creditor protection under the Companies’ Creditors Arrangement Act (Canada) ("CCAA") until February 17, 2012, unless further extended as required and approved by the Court.

Under the terms of the initial order, Ernst and Young Inc. was named as the court-appointed monitor ("Monitor") under the CCAA.  The Monitor will monitor the Company's property, business and financial affairs and report to the Court from time to time on the Company's financial and operational position and any other matters that may be relevant to the CCAA proceeding. In addition, the Monitor may advise the Company on the development of a comprehensive restructuring plan and, to the extent required, assist the Company with a restructuring.

While under CCAA protection, the Board of Directors maintains its usual role and management of the Company remains responsible for the day to day operations. The Board of Directors and management, with input from the Monitor, will be responsible for determining whether a given plan for restructuring the Company's affairs is feasible.  Stakeholders whose rights would be affected by the plan will have an opportunity to vote on the plan. Before a plan is implemented it must be approved by the requisite number and value of affected stakeholders contemplated by law and approved by the Court.

The implications of the CCAA proceeding for Oilsands Quest shareholders will not be known until the end of the restructuring process. If the affected stakeholders do not approve a plan in the manner contemplated by law, Oilsands Quest will likely be placed into receivership, bankruptcy or liquidation. If by February 17, 2012, Oilsands Quest has not obtained a further extension of the initial order or filed a plan, creditors and others will no longer be stayed from enforcing their rights.

Effective December 20, 2011, Gordon Tallman and Pamela Wallin resigned from the Board of Directors. The Board is now composed of five members: independent directors Ronald Blakely (Chairman), Paul Ching and Brian MacNeill; OQI founder Christopher Hopkins; and T. Murray Wilson, who has announced that he will not be standing for re-election at the next Annual General Meeting.

Trading in the common shares of Oilsands Quest remains suspended while the NYSE Amex determines whether to resume trading or to delist the Company for failure to meet listing requirements. The Company does not currently know when the NYSE Amex will determine to resume trading, or seek to delist the Company.

About Oilsands Quest

Oilsands Quest Inc. (www.oilsandsquest.com) is exploring and developing oil sands permits and licences, located in Saskatchewan and Alberta, and developing Saskatchewan's first commercial oil sands discovery.

For more information:
Investor Relations
Email: ir@oilsandsquest.com
Investor Line: 1-877-718-8941

Forward-looking statements

This news release includes certain statements that may be deemed to be “forward-looking statements.” All statements, other than statements of historical facts, included in this news release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements.

Forward-looking statements are statements other than relating to historical fact and are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate”, “potential”, “prospective” and other similar words or statements that certain events or conditions “may” “will” or “could” occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements, which include but are not limited to the ability to raise additional capital, risks associated with the Company’s ability to implement its business plan, its ability to successfully submit a timely plan to its stakeholders and the court under the CCAA and to resolve its operational, legal and financial difficulties, the possible delisting of its securities from NYSE Amex, risks inherent in the oil sands industry, regulatory and economic risks, land tenure risks and those factors listed under the caption “Risk Factors” in the Company’s Form 10-Q filed with the Securities and Exchange Commission on December 9, 2011. The Company undertakes no obligation to update forward-looking information if circumstances or management’s estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements.